Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Fresh Vine Wine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Non-transferable rights to purchase units (2)	-	-	-	-	-	-
	Equity	Units consisting of shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), and warrants to purchase shares of Common Stock	457(o)	-	-	$6,500,000	$0.0001102	$716.30
	Equity	Common Stock included as part of the Units	-	-	-	-	-	-
	Equity	Warrants to purchase Common Stock included as part of the Units	-	-	-	-	-	-
	Equity	Common Stock issuable upon exercise of the warrants (3)	457(o)	-	-	$8,125,000	$0.0001102	$895.38
Fees Previously Paid								$1,102.00
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$14,625,000		$1,611.68
	Total Fees Previously Paid					-	-	$1,102.00
	Total Fee Offsets					-	-	-
	Net Fee Due							$509.68

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, as amended (the “Securities Act”).
(2)	Non-transferable rights to purchase Units are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the rights because the rights are being registered in the same registration statement as the securities of the Registrant underlying the rights.
(3)	In addition to the shares of Common Stock set forth in this table, pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable upon exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.